EXHIBIT 10.82

                      SECOND AMENDMENT TO CREDIT AGREEMENT

                            (Line of Credit Facility)

Parties:

         "CoBank":         CoBank, ACB
                           245 North Waco Street
                           Wichita, Kansas 67201-2940

         "Borrower":       Village Farms International Finance Association
                           10 Alvin Court
                           East Brunswick, New Jersey 08816

         "Guarantor":      Agro Power Development, Inc.
                           10 Alvin Court
                           East Brunswick, New Jersey 08816

Effective Date:            September 29, 1998

Recitals:

     A. CoBank, acting in its capacity as Agent (in such capacity "Agent") and as a Syndication Party, and Borrower entered into that certain Credit Agreement (Line of Credit Facility) dated as of June 24, 1997 (as amended from time to time, the "Credit Agreement").

     B. Guarantor executed its Guaranty of Agro Power Development, Inc. dated as of June 24, 1997 (as amended from time to time, the "Guaranty") whereby Guarantor guaranteed payment of certain obligations of Borrower, including, without limitation, all obligations of Borrower arising under the Credit Agreement and other Loan Documents.

     C. Borrower and Guarantor have requested Agent and the Syndication Parties under the Credit Agreement to increase the loan amount available under the Credit Agreement to the principal amount of $13,319,175.00, which Agent and the Syndication Parties are willing to do under the terms and conditions as set forth in this Second Amendment to Credit Agreement (Line of Credit Facility) ("Second Amendment"), including the amendments to the Credit Agreement and the other Loan Documents (as defined therein) set forth or described herein, and upon the written consent of Guarantor.

Agreement:

     Now, therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, including the mutual covenants contained herein, the parties hereto hereby agree as follows:

1. Amendments to Credit Agreement. The Credit Agreement is amended as of the Effective Date as follows:

     1.1  The  following  definitions  are  added  to  Article  1 of the  Credit
Agreement:

     1.112 Significant Software: all software programs, equipment containing embedded microchips, tradeware, telecommunications, physical plant and automated processes, regularly used by Borrower in its business operations or financial accounting which, individually, or together with one or more other such software programs, would, if it failed to be Year 2000 Compliant, have a material adverse effect on the business condition (financial or otherwise) of Borrower or the operation of the business of Borrower, or Borrower's ability to perform its obligations under this Credit Agreement.

     1.113 Third Party Provider: means a third party vendor which provides Significant Software.

     1.114 Year 2000 Compliant: means, with respect to software, (a) that it shall include calendar year 2000 date conversion and compatibility capabilities, including date data century recognition, same century and multiple century formula and date value calculations and user interface date data values that reflect the century so that it will (i) manage and manipulate data involving dates, including single century and multiple century dates and formulas, and will not cause an abnormally ending scenario within the application or cause an abort or result in the generation of incorrect values or invalid output involving such dates, (ii) include the indication of the correct century in all date related user interface functions, and (iii) operate in the same manner with year dates of 2000 and beyond as it operates with year dates of 1900 to 1999; and (b) that it shall recognize the year 2000 as a year containing February 29. Software that is Year 2000 Compliant shall be considered to be in "Year 2000 Compliance".

     1.115 Y2K Compliance Test: those procedures adopted by Borrower for testing Borrower's Significant Software for Year 2000 Compliance.

     1.2 The following definitions set forth in Article 1 of the Credit Agreement are revised in their entirety to read as follows:

          1.8 Aggregate Commitment: $13,319,175.00, subject to reduction as provided in Section 7.2 hereof.

          1.71 Maximum Syndication Amount:

               For CoBank - $13,319,175.00

     1.3 A new Section 10.22 is added to Article 10 of the Credit Agreement to read in its entirety as follows:

     10.22. Year 2000 Compliance. Borrower represents and warrants that: (a) Borrower has conducted an analysis of, and developed a compliance program with respect to, all of its Significant Software, to ensure that it will be Year 2000 Compliant, and Borrower anticipates that such compliance program will be completed on a timely basis; and (b) to the best of Borrower's knowledge, after due inquiry, the impact of year 2000 on Borrower and the key customers and suppliers of Borrower will not be such as to materially adversely affect the business, condition (financial or otherwise) or operation of the business of Borrower, taken as a whole, or to prevent Borrower from performing its obligations hereunder.

     1.4 A new Section 12.16 is added to Article 12 of the Credit Agreement to read in its entirety as follows:

     12.16. Year 2000 Compliance and Reports. Borrower agrees: (a) to cause all of its Significant Software to be Year 2000 Compliant no later than July 1, 1999; (b) to require all Third Party Providers of Significant Software to provide to Borrower, no later than July 1, 1999, proof that such software is Year 2000 Compliant; (c) to require all third party suppliers and customers of Borrower which are, to Borrower's knowledge, dependent upon software in the conduct of their business such that the failure of such software to be Year 2000 Compliant could reasonably be expected to have a material adverse effect on the business condition (financial or otherwise) of Borrower or the operation of the business of Borrower, or Borrower's ability to perform its obligations under this Credit Agreement, to provide to Borrower, no later than July 1, 1999, proof that such software is Year 2000 Compliant; (d) to conduct a Y2K Compliance Test on all of Borrower's Significant Software no later than July 1, 1999, and to provide Agent with written reports on the results of all such Y2K Compliance Tests promptly, but in no event more than thirty (30) days, after such tests are conducted; and (e) to provide to Agent, no later than July 1, 1999, the written certification of Borrower's chief financial officer, or other corporate officer satisfactory to Agent, that all of Borrower's Significant Software is Year 2000 Compliant.

     1.5  Exhibit  16.27 to the Credit  Agreement  is amended  by  changing  the
reference   in   Recital   paragraph   A  thereof   from   "$10,000,000.00"   to
"$13,319,175.00".

2. Conditions to Effectiveness of this Second Amendment. The effectiveness of this Second Amendment is subject to satisfaction, in Agent's sole discretion, of each of the following conditions precedent:

     2.1 Organizational Documents. Agent shall have received good standing certificates, dated no more than thirty (30) days prior to the date of the execution of this Second Amendment, for Borrower and Guarantor for their respective states of incorporation and for each state where their operations require qualification or authorization to transact business.

     2.2 Evidence of Corporate Action. Agent shall have received in form and substance satisfactory to Agent documents evidencing all corporate action taken by Borrower to authorize (including the specific names and titles of the persons authorized to so act) the execution, delivery and performance of this Second Amendment, certified to be true and correct by the Secretary or Assistant Secretary of Borrower.

     2.3 No Material Change. No change shall have occurred in the condition or operations of Borrower or Guarantor since April 24, 1997 which could result in a material adverse effect on the business, operations or financial condition of Borrower or Guarantor.

     2.4 Fees and Expenses. Borrower shall have paid Agent, by wire transfer of immediately available federal funds (a) an amendment fee of $50,000.00 and (b) all other fees and expenses, including attorneys' fees, incurred by Agent in connection with the preparation, negotiation and execution of this Second Amendment and related documents, and the filing or recording of any such documents.

     2.5 Further Assurances. Borrower and Guarantor shall have provided and/or executed and delivered to Agent the following documents and such further assignments, documents or financing statements as Agent may reasonably request, all in form and substance satisfactory to Agent:

          (a)  Amended and Restated Promissory Note (Line of Credit Facility).

          (b)  Second Amendment to Credit Agreement (Term Loan Funding).

     2.6 Representations and Warranties. The representations and warranties of Borrower and of Guarantor contained in each of the Loan Documents to which it is a party, shall be true and correct in all material respects on and as of the Effective Date as though made on and as of such date.

     2.7 No Event of Default. No Event of Default or Potential Default shall have occurred and be continuing under the Guaranty or the Credit Agreement.

3. General Provisions.

     3.1 The Credit Agreement, except as expressly modified herein, shall continue in full force and effect and be binding upon the parties thereto.

     3.2 This Second Amendment shall be binding upon and inure to the benefit of Borrower, Agent, and the Syndication Parties, and their respective successors and assigns, except that Borrower may not assign or transfer its rights or obligations hereunder.

     3.3 Capitalized terms used, but not defined, in this Second Amendment shall have the meaning set forth in the Credit Agreement.

     3.4 The invalidity or unenforceability of any provision of this Second Amendment shall not affect the remaining portions of this Second Amendment; in case of such invalidity or unenforceability, this Second Amendment shall be construed as if such invalid or unenforceable provisions had not been included therein.

     3.5 To the extent not governed by federal law, this Second Amendment and the rights and obligations of the parties hereto shall be governed by and interpreted in accordance with the internal laws of the State of Colorado, without giving effect to any otherwise applicable rules concerning conflicts of law.

     3.6 The captions or headings in this Second Amendment are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Second Amendment.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed as of the Effective Date set forth above.

                                COBANK:

                                CoBank, ACB, as Agent


                                By: ___________________________
                                Name:  Greg Somerhalder
                                Title: Vice President

                                COBANK:

                                CoBank, ACB, as sole Syndication Party


                                By: ___________________________
                                Name:  Greg Somerhalder
                                Title: Vice President

                                BORROWER:

                                Village Farms International Finance Association


                                By: ___________________________
                                Name: _________________________
                                Title: ________________________

                       AGREEMENT AND CONSENT OF GUARANTOR

Guarantor hereby consents to the contents of the foregoing Second Amendment and reaffirms its guarantee of Borrower's obligations arising out of the Credit Agreement as so amended.

                                         GUARANTOR:
                                         Agro Power Development, Inc.


                                         By: ___________________________
                                         Name: _________________________
                                         Title: ________________________